Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Edward J. Quilty, Chairman, President and Chief Executive Officer of Derma Sciences, Inc., hereby certify that the Annual Report on Form 10-K for the period ended December 31, 2012 of Derma Sciences, Inc. (the “Form 10-K”) upon my best knowledge and belief fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Derma Sciences, Inc.

Dated: March 28, 2013	/s/ Edward J. Quilty
Edward J. Quilty
Chairman, President, and Chief Executive Officer
(Principal Executive Officer)